Commonwealth Edison Company and Subsidiary Companies Consolidated

Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred and Preferance Stock Dividend Requirements

(Thousands of Dollars)

                                                      Year Ended December 31,                       Jan. 1-           Oct. 20-
                                       ------------------------------------------------------       Oct. 19,          Dec. 31,
                                            1997               1998               1999                2000              2000
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Net income                                  $ (160,138)         $ 594,206          $ 650,308           $ 603,000        $ 133,000
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Net provisions for
     income taxes and
     investment tax
     credits deferred
     charged to --
         Operations and
         other income                        $ (98,543)         $ 350,926          $ 327,933           $ 220,584         $ 99,215
                                       ----------------  -----------------   ----------------   -----------------  ---------------
                                             $ (98,543)         $ 350,926          $ 327,933           $ 220,584         $ 99,215
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Fixed charges --
     Interest on debt, including
         amortization of debt
         discount, premium
         and expense                          $509,700          $ 488,773          $ 577,650           $ 472,630        $ 127,983
     Estimated interest
         component of
         nuclear fuel and
         other lease payments,
         rental and other
         interest                               70,468             74,568             65,705              11,743            3,180
     Preferred securities
         dividend requirements
         of subsidiary trusts                   28,860             29,710             29,710              23,520            6,190
                                       ----------------  -----------------   ----------------   -----------------  ---------------
                                              $609,028          $ 593,051          $ 673,065           $ 507,893        $ 137,353
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Preferred and
     preference
     stock dividend
     requirements --
         Provisions for
             preferred and
             preference stock
             dividends                        $ 60,486           $ 56,884           $ 23,756             $ 2,773              $ -
         Taxes on income
             required to meet
             provisions for
             preferred and
             preference stock
             dividends                          39,623             37,232             15,543               1,814                -
                                       ----------------  -----------------   ----------------   -----------------  ---------------
                                              $100,109           $ 94,116           $ 39,299             $ 4,587              $ -
                                       ----------------  -----------------   ----------------   -----------------  ---------------






                                                                       Nine Months
                                          Year Ended                 Ended Sept. 30,
                                         December 31      --------------------------------------
                                             2001               2001                2002
                                       -----------------  -----------------   ------------------

Net income                                    $ 606,872          $ 506,517            $ 575,684
                                       -----------------  -----------------   ------------------

Net provisions for
     income taxes and
     investment tax
     credits deferred
     charged to --
         Operations and
         other income                         $ 506,398          $ 412,235            $ 381,547
                                       -----------------  -----------------   ------------------
                                              $ 506,398          $ 412,235            $ 381,547
                                       -----------------  -----------------   ------------------

Fixed charges --
     Interest on debt, including
         amortization of debt
         discount, premium
         and expense                          $ 554,802          $ 421,578            $ 374,427
     Estimated interest
         component of
         nuclear fuel and
         other lease payments,
         rental and other
         interest                                 5,725              3,778                6,347
     Preferred securities
         dividend requirements
         of subsidiary trusts                    29,710             22,283               22,283
                                       -----------------  -----------------   ------------------
                                              $ 590,237          $ 447,639            $ 403,057
                                       -----------------  -----------------   ------------------

Preferred and
     preference
     stock dividend
     requirements --
         Provisions for
             preferred and
             preference stock
             dividends                              $ -                $ -                  $ -
         Taxes on income
             required to meet
             provisions for
             preferred and
             preference stock
             dividends                                -                  -                    -
                                       -----------------  -----------------   ------------------
                                                    $ -                $ -                  $ -
                                       -----------------  -----------------   ------------------

                                                      Year Ended December 31,                       Jan. 1-           Oct. 20-
                                       ------------------------------------------------------       Oct. 19,          Dec. 31,
                                            1997               1998               1999                2000              2000
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Fixed charges and
     preferred and
     preference
     stock dividend
     requirements                             $709,137          $ 687,167          $ 712,364           $ 512,480        $ 137,353
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Earned for fixed
     charges and
     preferred and
     preference
     stock dividend
     requirements                             $350,347        $ 1,538,183        $ 1,651,306         $ 1,331,477        $ 369,568
                                       ----------------  -----------------   ----------------   -----------------  ---------------

Ratio of earnings
     to --
         Fixed charges
             (line 49 divided
             by line 24)                     (a)                     2.59               2.45                2.62             2.69
                                       ================  =================   ================   =================  ===============

         Fixed charges and
             preferred and
             preference
             stock dividend
             requirements
             (line 49 divided
             by line 43)                     (a)                     2.24               2.32                2.60             2.69
                                       ================  =================   ================   =================  ===============



                                                                       Nine Months
                                          Year Ended                 Ended Sept. 30,
                                         December 31      --------------------------------------
                                             2001               2001                2002
                                       -----------------  -----------------   ------------------


Fixed charges and
     preferred and
     preference
     stock dividend
     requirements                             $ 590,237          $ 447,639            $ 403,057
                                       -----------------  -----------------   ------------------

Earned for fixed
     charges and
     preferred and
     preference
     stock dividend
     requirements                           $ 1,703,507         $1,366,391           $1,360,288
                                       -----------------  -----------------   ------------------

Ratio of earnings
     to --
         Fixed charges
             (line 49 divided
             by line 24)                           2.89               3.05                 3.37
                                       =================  =================   ==================

         Fixed charges and
             preferred and
             preference
             stock dividend
             requirements
             (line 49 divided
             by line 43)                           2.89               3.05                 3.37
                                       =================  =================   ==================


(a) Our earnings for 1997 were inadequate to cover fixed charges by approximately $259 million and fixed charges and preferred and preference stock dividend requirements by approximately $359 million. This inadequacy was principally caused by charges related to the closure of our Zion Nuclear Generating Station and our discontinuation of regulatory accounting practices for the generation portion of our business and other charges recorded as a result of the electric utility restructuring legislation adopted in Illinois in 1997.